                                                                 EXHIBIT e(1)(i)


                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

                                           LAST CONTINUED/
             NAME OF FUND                 APPROVED BY BOARD      REAPPROVAL DATE
--------------------------------------    -----------------     -----------------
ING Emerging Countries Fund               August 20, 2002       September 1, 2003

ING Global Real Estate Fund               August 20, 2002       September 1, 2003

ING International Fund                    August 20, 2002       September 1, 2003

ING International SmallCap Growth Fund    August 20, 2002       September 1, 2003

ING Precious Metals Fund                  August 20, 2002       September 1, 2003

ING Russia Fund                           August 20, 2002       September 1, 2003

ING Worldwide Growth Fund                 August 20, 2002       September 1, 2003

ING Global Equity Dividend Fund           February 25, 2003     September 1, 2004

ING Foreign Fund*                         May 29, 2003          September 1, 2004

* This Amended Schedule A to the Underwriting Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.